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                                                                 EXHIBIT 10-16.2


                                SIXTH AMENDMENT

        This Sixth Amendment (this "Amendment") is executed at Cleveland, Ohio as of July 30, 1996 by and among CHART INDUSTRIES, INC., a Delaware corporation (referred to hereinafier as the "Parent"), ALTEC INTERNATIONAL LIMITED PARTNERSHIP ("ALTEC"), ALTEC, INC. ("AI"), CHART MANAGEMENT COMPANY, INC. ("Chart Management"), CHART INDUSTRIES FOREIGN SALES CORPORATION
("Chart Foreign"), GREENVILLE TUBE CORPORATION ("Greenville"), and PROCESS SYSTEMS INTERNATIONAL, INC. ("PSI") (the Parent, ALTEC, AI, Chart Management, Chart Foreign, Greenville and PSI being referred to collectively as the "Borrowing Group") and NATIONAL CITY BANK ("NCB") and NBD BANK ("NBD") (NCB and NBD being referred to collectively as the "Banks" and singly as a "Bank") and NATIONAL CITY BANK, as agent for the Banks (the "Agent").

        WHEREAS, the Borrowing Group, Banks and Agent entered into a credit agreement dated as of December 2, 1994, as amended by First Amendment dated as of April 18, 1995 and Second Amendment dated as of July 7, 1995, a Third Amendment dated as of October 1, 1995, a Fourth Amendment dated as of December 18, 1995 and a Fifih Amendment dated as of December 31, 1995 (as amended, the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning) wherein Banks agreed to make Revolving Loans to the Borrowing Group on a revolving basis and to participate in letters of credit issued by Agent during the Revolving Period, under certain terms and conditions, aggregating not more than the principal amount of twenty-five million dollars ($25,000,000); and

        WHEREAS, the Borrowing Group, Banks and Agent want to make certain changes in the Credit Agreement;

        NOW, THEREFORE, the Borrowing Group, Banks and Agent agree as follows:

        1.     The table contained in the definition of "Libor Margin" in
               Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
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                                  Fixed Charge                  Libor Margin
        Leverage Ratio           Coverage Ratio              (in basis points)
        --------------           --------------              -----------------

        Less than or equal       Greater than or equal
         to 1.49:1                 to 2.26:1                        100
        Greater than 1.49:1      Greater than or equal to 2.01
         but less than 2.25:1     but less than 2.26:1              125
        Greater than or equal    Greater than or equal to 1.75:1
         to 2.25:1 but less than  but less than 2.01:1              137
         or equal to 2.40:1
        Greater than 2.40:1      Greater than or equal to 1.50:1
         but less than 2.50:1     but less than 1.75:1              150
        Greater than or equal    Less than 1.50
         to 2.50:1                                                  175

        2. The dates of August 31, 1996 and August 31, 1997 contained in Sections 2.04 and 2.17 of the Credit Agreement are amended to June 30,1998.

        3. The table contained in Section 2.24 of the Credit Agreement is hereby amended in its entirety to read as follows:

                                      Fixed Charge                Commission
        Leverage Ratio               Coverage Ratio               Percentage
        --------------               --------------               ----------

        Less than or equal           Greater than or equal
         to 1.49:1                    to 2.26:1                      1.00%
        Greater than 1.49:1          Greater than or equal
          but less than 2.25:1        to 2.01 but less
                                      than 2.26:1                    1.00%
        Greater than or equal        Greater than or equal to
         to 2.25:1 but less than      1.75:1 but less than 2.01:1
         or equal to 2.40:1                                          1.10%
        Greater than 2.40:1          Greater than or equal to
         but less than 2.50:1          1.50:1 but less than 1.75:1   1.25%
        Greater than or equal        Less than 1.50
         to 2.50:1                                                   1.25%

        4. Section 4.03 of the Credit Agreement is amended by inserting the phrase "but in all cases, excluding all accounts, accounts receivable, and inventory", after the words "properties and assets" in the third and fourth lines thereof. In addition thereto, and without limiting such amendment to
Section 4.03, any and all references, direct or indirect, to the inclusion of accounts, accounts receivable or inventory in the Collateral or as subject to any Collateral Security Document are hereby deleted in their entirety and are null and void.

        5. The text of Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

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                The Borrowing Group will have and maintain a Consolidated
Tangible Net Worth in an amount not less than the required minimum amount in effect at the time in question. The required minimum amount shall be Sixteen Million Dollars ($16,000,000) EXCEPT that that amount shall be permanently increased on December 31, 1996 and on each December 31 thereafter by an amount equal to twenty-five percent (25%) of the Borrowing Group's Consolidated net income, if any, after taxes, for the fiscal year then ending.

        6. The text of Section 7.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

                The Borrowing Group will have and maintain at all times a ratio of Total Liabilities to Consolidated Tangible Net Worth of not more than 2.50 to 1.0.

        7. The text of Section 7.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                The Borrowing Group will have and maintain at all times a Pretax Interest Coverage Ratio of not less than 3.50 to 1.0 for each Quarter (based on the cumulative results for the most-recently concluded Four-Quarter Period).

        8. The text of Section 7.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                The Borrowing Group will have and maintain at all times a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0, which will be calculated based on the cumulative results of each Quarter (based on the cumulative results for the most-recently concluded Four-Quarter Period).

        9. The text of Section 7.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

                The Borrowing Group will have and maintain at all times a ratio of Current Assets to Current Liabilities of not less than 1.15 to 1.0.

        10. Clause A of Section 8.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

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                (A)  the payment of an annual cash dividend which shall not exceed Three Million Dollars ($3,000,000) in any Fiscal Year which may be declared and paid only so long as no Possible Default or Event of Default exists on the date of declaration or payment thereof; and

         11. CONDITIONS PRECEDENT. It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof, the following items shall have been delivered to Agent (in form and substance acceptable to Banks):

                (A) A Certificate, dated as of the date hereof, of the secretary of each member of the Borrowing Group certifying (1) that such Borrower's articles or certificate of incorporation and code of regulations or by-laws have not been amended since the execution of the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached),
            (2) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by such Borrower of this Amendment and each other document to be delivered pursuant hereto and (3) as to the incumbency and signatures of the officers of such Borrower signing this Amendment and each other document to be delivered pursuant hereto;

                (B) Such other documents as Agent may request to implement this Amendment and the transactions contemplated hereby.

        If Banks and Agent shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof. If any of the conditions precedent set forth above shall not be fulfilled by August 31, 1996, the Borrowing Group expressly agree that the same shall constitute an Event of Default pursuant to Article X of the Credit Agreement.

        12. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank that:

                (A)   None of the representations and warranties made in Section
           6.01 of the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

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                (B) As of the date hereof no "Possible Default" has occurred that is continuing.

        13. ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS. The Borrowing Group acknowledges and agrees that, as of the date hereof, all of their outstanding Obligations to Banks are owed without any offset, defense, claim or counterclaim of any nature whatsoever.

        14. REFERENCES. On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in the Revolving Notes or other Loan Documents to the "Credit Agreement", "thereof', or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Banks or Agent under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein.

        15. COUNTERPARTS AND GOVERNING LAW. This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.



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                IN WITNESS WHEREOF, the Borrowing Group, Banks and Agent have executed this Amendment at the time and place first above mentioned.

CHART INDUSTRIES, INC.                       PROCESS SYSTEMS INTERNATIONAL,
                                             INC.
By: /s/ Don A. Baines
    -----------------------                  By: /s/ Don A. Baines
    Chief Financial Officer                      -------------------------
                                                 Ass't Clerk
ALTEC INTERNATIONAL LIMITED
PARTNERSHIP                                  NATIONAL CITY BANK
By: CHART MANAGEMENT COMPANY,
      INC., its sole general partner         By: /s/ A. J. DiMare  Vice Pres
                                                 -------------------------
By: /s/ Don A. Baines
    ------------------------

ALTEC, INC.                                  NBD BANK

By: /s/ Don A. Baines                        By: /s/ Jim A. Ferris
    ------------------------                     -------------------------
    Ass't Secy                                   Vice President

GREENVILLE TUBE CORPORATION                  NATIONAL CITY BANK, as Agent

By: /s/ Don A. Baines                        By: /s/ A.J. DiMare Vice Pres
    ------------------------                     -------------------------
    Ass't Secy

CHART MANAGEMENT COMPANY, INC.

By: /s/ Don A. Baines
    ------------------------
    Secretary & Treas.

CHART INDUSTRIES FOREIGN SALES
CORPORATION

By: /s/ Don A. Baines
    -------------------------
    Secy & Treas.
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